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                                                                  EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                We consent to the incorporation by reference in the Registration Statements and related prospectuses (Form S-3 No. 333-95357) of Terayon Communication Systems, Inc., (Form S-8 No. 333-93779) pertaining to the 1999 Non-Officer Equity Incentive Plan of Terayon Communication Systems, Inc.,
(Post Effective Amendment 1 to Form S-3 No. 333-91823) of Terayon
Communication Systems, Inc., and (Form S-8 No. 333-66139) pertaining to the
1995 Stock Option Plan, the 1997 Equity Incentive Plan, the 1998 Non-
Employee Directors' Stock Option Plan, the 1998 Employee Stock Purchase Plan and Non-Plan Option Grants of Terayon Communication Systems, Inc. of our report dated January 17, 2000, with respect to the consolidated financial statements of Terayon Communication Systems, Inc. included in the Annual
Report (Form 10-K) for the year ended December 31, 1999.

Our audits also included the financial statement schedule of Terayon Communication Systems, Inc. listed in Item 14(a). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                 /s/ Ernst & Young LLP


San Jose, California
March 27, 2000